Exhibit 10(c)

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


                     AMENDMENT, dated as of June 1, 2001, by and between United Industrial Corporation, a Delaware corporation, and Richard R. Erkeneff.


                              W I T N E S S E T H :
                              - - - - - - - - - -

             WHEREAS, the parties hereto are parties to that certain Employment Agreement, dated December 8, 1998 (the
"Employment Agreement"), and they desire to amend the Employment Agreement as provided herein.

                     NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

                     1. Section 1 of the Employment Agreement is hereby amended to change the Termination Date from June 30, 2001 to December 31, 2002.

                     2. Section 4(a) of the Employment Agreement is hereby amended to read as follows:

                       a. Cash Compensation. Employer agrees to pay (or to cause AAI to pay) to Employee as compensation for all of the services to be rendered by Employee under or pursuant to this Agreement, cash compensation as follows:

                          (i) Employee shall receive a salary at the rate of (x)
four hundred forty thousand dollars ($440,000) per annum, commencing as of the Effective Date and until June 30, 2001, and (y) five hundred twenty-eight thousand dollars ($528,000) per annum commencing as of July 1, 2001 and until the Termination Date, in each case payable in accordance with Employer's normal payroll practices. Such salary shall be subject to annual review by Employer's Board of Directors and, at the discretion of the Board, may be increased, but not decreased below such amount. Employee shall also be eligible to receive annual bonuses as may be granted by Employer's Board of Directors pursuant to Employer's Performance Sharing Plan ("PSP") formula, plus, at any time prior to July 1, 2001, an amount up to forty percent (40%) of the PSP formula in the sole discretion of Employer's Board of Directors; provided, however, that, prior to July 1, 2001, the total bonus to which Employee is entitled pursuant to this
Section 4(a)(i) shall in no event be greater than three hundred thirty thousand dollars ($330,000) per annum.

                          (ii) If during the term of this Agreement Employee's
employment ceases for any reason other than "for cause," death, disability or Employee's voluntary departure (other than for "Good Reason" as defined below), Employee shall be entitled to a sum equivalent to not less than his "Base Severance Compensation" that is a sum equal to one hundred percent (100%) of Employee's annual salary plus an Incentive Compensation Award equal to forty-five percent (45%) of his annual salary, payable in accordance with the


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normal payroll practices of Employer until the first to occur of the Termination
Date or eighteen months following cessation of employment

                          For purposes hereof, "Good Reason" shall mean any of
the following, unless consented to by Employee in writing:

                          (a) the assignment of Employee of any duties
materially inconsistent with Employee's position as set forth in Section 3 hereof, Employee's removal from such position or a substantial diminution in such position, duties or responsibilities, which is not remedied by Employer within ten days after receipt of written notice thereof from Employee;

                          (b) a reduction in Employee's compensation pursuant to
Section 4(a)(i) hereof as in effect on the date hereof or as increased from time to time;

                          (c) the principal place of employment of Employee
changes to a location which is more than 50 miles from AAI's offices presently located at Industry Lane, Hunt Valley, Maryland; or

                          (d) a failure of Employer to continue to provide
Employee with benefits substantially as contemplated by Section 4(b) hereof.

                     3. Except as amended hereby, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                     4. This Amendment may be executed in one or more counterparts, each which shall constitute an original and all of which together shall constitute one agreement.

                     5. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

                     IN WITNESS WHEREOF, this Amendment has been fully executed by the parties hereto as of the day and year first above written.


                                  UNITED INDUSTRIAL CORPORATION

                                  By: /s/ Susan Fein Zawel
                                      ----------------------------------------
                                      Name: Susan Fein Zawel
                                      Title: Vice President Corporate
                                             Communications,
                                             Associate General Counsel &
                                             Secretary


                                      /s/ Richard R. Erkeneff
                                      ----------------------------------------
                                      RICHARD R. ERKENEFF


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